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                                                                  Exhibit (a)(8)


                           Offer to Purchase for Cash

                     All Outstanding Shares of Common Stock
           (Including the Associated Preferred Share Purchase Rights)

                                       at

                              $8.45 Net Per Share

                                      and

         All Outstanding Shares of Series A Convertible Preferred Stock

                                       at

                             $105.625 Net Per Share

                                      and

          All Outstanding Warrants to Purchase Shares of Common Stock

                                       at

         $8.45 Net Per Warrant Less the Exercise Price of Such Warrant

                                       of

                                    PSC INC.

                                       by

                            MOHAWK ACQUISITION CORP.

                          a wholly owned subsidiary of

                                  MOHAWK CORP.


  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON MONDAY, JULY 17, 2000, UNLESS THE OFFER IS EXTENDED.


                                                                   June 19, 2000

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

   We have been appointed by Mohawk Acquisition Corp., a New York corporation ("Purchaser") and a wholly owned subsidiary of Mohawk Corp., a Delaware corporation ("Parent"), to act as Dealer Manager in connection with Purchaser's offer to purchase (a) all outstanding shares of common stock, par value $0.01 per share ("Common Stock"), of PSC Inc., a New York corporation ("PSC"), including the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of December 30, 1997, as amended, between PSC and ChaseMellon Shareholder Services, L.L.C., as rights agent, at a purchase price of $8.45 per share, (b) all outstanding shares of Series A Convertible Preferred Stock, par value $0.01 per share ("Preferred Stock"), of PSC at a purchase price of $105.625 per share, and (c) the warrant exercisable prior to September 10, 2001, evidencing rights to purchase an aggregate of 180,000 shares of Common Stock at a price of $8.00 per share, at a purchase price of $0.45 per underlying share of Common Stock, and the warrants exercisable prior to July 12, 2006, evidencing rights to purchase an aggregate of 975,000 shares of Common Stock at a price of $5.25 per share, at a purchase price of $3.20 per underlying share of Common Stock (the "Warrants" and, collectively with the Common Stock and Preferred Stock, the "Securities"), in each case, net to the seller in cash, upon the terms and subject to the conditions described in Purchaser's Offer to Purchase, dated June 19, 2000 (the "Offer to Purchase"), and in the related Letters of Transmittal for the Common Stock, Preferred Stock and Warrants, as applicable, (which together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Securities registered in your name or in the name of your nominee.
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   The Offer is conditioned upon, among other things, (i) there having been validly tendered and not withdrawn prior to the expiration of the Offer at least the number of shares of Common Stock, shares of Preferred Stock and Warrants (determined as if shares of Preferred Stock and Warrants have been converted into or exercised for shares of Common Stock) that, when added to Securities already owned by Parent, Purchaser and their subsidiaries, shall constitute two-thirds of the then outstanding shares of Common Stock on a fully diluted basis (including all shares of Common Stock issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or rights (other than the Rights)), (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated prior to the expiration of the Offer and
(iii) Purchaser having obtained sufficient financing prior to the expiration of the Offer to enable it to purchase the Securities to be purchased by it and to pay fees and expenses of the Offer and Merger. The Offer is also subject to certain other conditions contained in the Offer to Purchase. See Section 13 of the Offer to Purchase, which sets forth in full the conditions to the Offer.

   Enclosed for your information and for forwarding to your clients for whom you hold Securities registered in your name or in the name of your nominee are copies of the following documents:

     1. Offer to Purchase, dated June 19, 2000;

     2. Letters of Transmittal for your use in accepting the Offer and tendering Securities and for the information of your clients;

     3. Notices of Guaranteed Delivery to be used to accept the Offer if the Securities and all other required documents are not immediately available or cannot be delivered to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed by the Expiration Date;

     4. A letter to shareholders and warrant holders of PSC from Robert C. Strandberg, President and Chief Executive Officer of PSC, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by PSC;

     5. A letter which may be sent to your clients for whose accounts you hold Securities registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

     6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     7. Return envelope addressed to the Depositary.

   WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JULY 17, 2000, UNLESS THE OFFER IS EXTENDED.

   In all cases, payment for Securities accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Securities (or a confirmation of a book-entry transfer of such Securities into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase)), (ii) a Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees or, in the case of a book-entry transfer an Agent's Message (as defined in the Offer to Purchase) and
(iii) any other required documents.

   If holders of Securities wish to tender, but cannot deliver such holder's certificates or cannot comply with the procedure for book-entry transfer prior to the expiration of the Offer, a tender of Securities may be effected by following the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

   Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, Depositary and Innisfree M&A Incorporated (the "Information Agent") as described in the Offer to Purchase) in connection with the solicitation of tenders of Securities pursuant to the Offer. However, Purchaser will reimburse you for

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customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Securities to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

   Any inquiries you may have with respect to the Offer should be addressed to the Information Agent at its address and telephone number set forth on the back cover page of the Offer to Purchase.

   Additional copies of the enclosed material may be obtained from the Information Agent, at the address and telephone number set forth on the back cover page of the Offer to Purchase.

                                         Very truly yours,

                                         CHASE SECURITIES INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF PARENT, PURCHASER, PSC, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THE FOREGOING IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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